UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported) September 10, 2019

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Star Gold Corp.
(Name of Small Business issuer in its charter)

Nevada	000-52711	27-0348508
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employer Identification Number)

105 N. 4th Street, Suite 300
Coeur d’Alene ID 83814
(Address of principal executive offices)

208-644-5066
(Registrant’s telephone number)
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ITEM 8.01 Other Events

On September 10, 2019, Star Gold issued a corporate update letter to its shareholders. In addition to sending the update to its shareholders, the Company has posted the letter on its website at www.stargold.com. The letter provides information on the Company’s operations, management and directors, and current plans with respect to moving forward with environmental studies at its flagship property, The Longstreet Project.

The updated shareholder letter is attached hereto as Exhibit 99.2.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Star Gold Corp.

/s/ Kelly Stopher

Kelly Stopher
Chief Financial Officer

September 10, 2019

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